Exhibit 1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-85834 of The Children’s Place Retail Stores, Inc. on Form S-8 of our report dated July 12, 2004 appearing in this Annual Report on Form 11-K of The Children’s Place 401(k) Savings Plan for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

New York, New York

July 12, 2004

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